UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2022

Acushnet Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37935	45-2644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street	Fairhaven,	Massachusetts	02719
(Address of principal executive offices)			(Zip Code)

(800) 225‑8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 par value per share	GOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2022, the board of directors (the “Board”) of Acushnet Holdings Corp. (the “Company”) appointed Mr. Ho Yeon (Aaron) Lee to the Board, filling the vacancy left by the resignation of Ms. Jennifer Estabrook, effective immediately. Mr. Lee will serve until such time as his respective successor is duly elected and qualified at the Company’s 2023 Annual Meeting or until his earlier death, resignation, retirement, disqualification or removal. Mr. Lee will also serve as a member of the Compensation Committee of the Board.

Mr. Lee has been the Chief Financial Officer of Fila Holdings Corp. ("Fila") since September 2021 and the Head of Fila's Corporate Strategy Office since January 2018, and held a number of other positions since joining Fila in 2016. Mr. Lee has also been the President of Magnus Holdings Corp. ("Magnus") since March 2021 and a member of the board of directors of Fila Luxembourg S.à.r.l. since 2019. Magnus and Fila Luxembourg are wholly-owned subsidiaries of Fila, a public company listed on the Korea Exchange. Prior to joining Fila, Mr. Lee worked at Samsungbioepis Co., Ltd., assisting in development and commercialization of various biopharmaceutical products.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Roland Giroux
Name:	Roland Giroux
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: July 27, 2022